Exhibit 16

                 [MCGRAIL MERKEL QUINN & ASSOCIATES LETTERHEAD]

August 19, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549


Commissioners:


We have read North Penn Bancorp, Inc.'s statements included under Item 4.01 of its Form 8-K "Change in Registrant's Certifying Accountants," filed on August 19, 2009 and we agree with such statements concerning our Firm.


/s/ McGrail Merkel Quinn & Associates